News Release

For more information, contact:

Jamie Anderson

(210) 352-6958

janderso@attnews.us

AT&T Posts Strong Fourth-Quarter Earnings

Growth, Reaffirms Outlook for Double-Digit Growth

in Adjusted Earnings Per Share

•	$0.50 reported earnings per diluted share, up 8.7 percent versus year-earlier fourth quarter
•	$0.61 earnings per diluted share before merger-related costs, up 27.1 percent versus comparable results in fourth quarter of 2005
•	2.4 million net wireless subscriber gain with stable churn, wireless service revenues up 13.1 percent, wireless data revenues up 68.6 percent
•	Regional business revenues up 7.5 percent versus pro forma results for the year-earlier quarter, continued double-digit percentage growth in regional small/medium business revenues
•	Further enterprise progress led by solid demand in data transport and strong double-digit growth in IP data revenues
•

Outlook reaffirmed for continued double-digit adjusted earnings per share growth with growing free cash flow after dividends in 2007 and 2008; expected BellSouth merger synergies revised upward, estimated net present value increased from approximately $18 billion to approximately $22 billion

Note: AT&T's fourth-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Thursday, Jan. 25, 2007, at www.att.com/investor.relations.

SAN ANTONIO, Jan. 25, 2007 – AT&T Inc. (NYSE: T) today reported strong fourth-quarter earnings growth led by record subscriber gains in wireless, continued solid regional wireline growth, improved enterprise trends, and merger integration initiatives that continue to generate cost savings ahead of original targets.

AT&T's reported earnings per diluted share were $0.50, up 8.7 percent versus the year-earlier fourth quarter. Before merger-related costs, earnings per diluted share were $0.61, up 27.1 percent versus comparable adjusted results in the fourth quarter of 2005. This marked AT&T's seventh consecutive quarter of double-digit growth in adjusted earnings per share.

AT&T Inc. 4Q 2006 Earnings – Page 2

"Our execution continues to be solid, we closed the year strong, and AT&T has excellent momentum heading into 2007," said Edward E. Whitacre Jr., AT&T chairman and chief executive officer.

“Wireless had a standout quarter,” Whitacre added. “Enterprise revenue trends continue to improve. Our regional wireline operations extended their record of revenue growth in both consumer and business. And merger integration initiatives continue to run on or ahead of our original plan.

"In addition to these operational achievements, I am very pleased to have completed our acquisition of BellSouth,” Whitacre said. “BellSouth brings terrific markets, an outstanding network and talented personnel, and our outlook for the combination is stronger now than when we announced the transaction last March.

“Today, AT&T has full ownership of the nation’s No.1 wireless provider along with the industry’s premier assets in business services, broadband and directory,” Whitacre continued. “We also have substantial opportunities to improve our cost structure as we integrate operations. I am tremendously excited about the potential we have to grow our business and deliver value to shareowners.”

Consolidated Financial Results

AT&T's fourth-quarter 2006 reported net income was $1.9 billion, up 17.1 percent versus $1.7 billion in the fourth quarter of 2005, and reported earnings per diluted share were $0.50, up 8.7 percent from $0.46 in the year-earlier quarter.

AT&T’s fourth-quarter 2006 reported results include costs related to recent mergers: AT&T’s acquisition of BellSouth Corporation, which closed on Dec. 29, 2006; its fourth-quarter 2005 acquisition of AT&T Corp.; and Cingular Wireless’ fourth-quarter 2004 acquisition of AT&T Wireless. In the fourth quarter of 2006, AT&T's portion of $516 million in wireless merger-related costs amounted to $0.05 per diluted share; AT&T Corp. merger-related costs amounted to $258 million, or $0.05 per share; and, BellSouth merger-related costs were $57 million, or $0.01 per share.

Excluding these items, AT&T's adjusted fourth-quarter 2006 earnings were

$2.4 billion, up 38.5 percent versus comparable earnings in the year-earlier quarter of

AT&T Inc. 4Q 2006 Earnings – Page 3

$1.7 billion. Fourth-quarter 2006 adjusted earnings per diluted share were $0.61, up 27.1 percent versus a comparable $0.48 in the fourth-quarter of 2005.

Adjusted results for the fourth quarter of 2005 excluded: AT&T's portion of Cingular's $707 million of merger-related costs, which amounted to $0.08 per diluted share; charges totaling $866 million, or $0.16 per diluted share, for AT&T merger-related costs; a gain of $902 million, or $0.25 per diluted share, resulting from tax settlements; non-merger force-reduction costs of $106 million, or $0.02 per diluted share; and AT&T's portion of Cingular’s $20 million of hurricane-related costs.

AT&T’s fourth-quarter 2006 consolidated revenues totaled $15.9 billion, up from $12.9 billion in the fourth quarter of 2005.

On a reported basis, operating expenses in the fourth quarter were $13.3 billion, up from $11.8 billion in the year-earlier quarter. Before merger-related costs, fourth-quarter operating expenses totaled $13.0 billion, up from a comparable $10.8 billion in the fourth quarter of 2005.

Fourth-quarter 2006 operating income was $2.6 billion on a reported basis, up from $1.1 billion in the year-earlier quarter. Before merger-related costs, adjusted operating income was $2.9 billion, up from a comparable $2.1 billion in the fourth quarter of 2005.

AT&T's fourth-quarter 2006 operating income margin was 16.2 percent on a reported basis, up from 8.8 percent in the year-earlier quarter. Before merger-related costs, AT&T’s fourth-quarter 2006 operating income margin was 18.2 percent, up from a comparable 16.3 percent in the year-earlier quarter.

This margin expansion reflects improved revenue trends along with solid cost management and progress in realizing merger synergies. In 2006, AT&T achieved merger expense savings of $1.0 billion, above its original January 2006 outlook of $600 million to $700 million.

AT&T’s fourth-quarter revenue, operating expense and operating income comparisons reflect the timing of merger closings. Fourth quarter 2005 results include AT&T Corp. results starting with the transaction’s close on Nov. 18, 2005. AT&T’s results for the fourth quarter of 2006 include BellSouth results starting with the merger’s

AT&T Inc. 4Q 2006 Earnings – Page 4

close on Dec. 29, 2006. In segment results, BellSouth’s fourth-quarter operating results for the two days after the close date are included in the Other segment.

In addition, AT&T's fourth-quarter consolidated revenues, expenses and operating income include results from Cingular Wireless from the time of the BellSouth merger closing on Dec. 29 through the end of the year. Prior to merger close, as required by Generally Accepted Accounting Principles for joint ventures, AT&T included its share of Cingular Wireless' results in the Equity in Net Income of Affiliates line of its Consolidated Statements of Income. Detailed financial results for the full quarter are shown in AT&T's Statements of Segment Income.

Wireline

AT&T’s fourth-quarter wireline revenues totaled $14.5 billion, up 22.3 percent from $11.8 billion reported in the fourth quarter of 2005.

Along with reported results, to give investors additional background, AT&T provides supplementary quarterly wireline revenue comparisons to pro forma results for 2005. These pro forma revenues combine results from the former SBC and the former AT&T Corp. in all periods.

Versus pro forma results for the year-earlier quarter, fourth-quarter 2006 wireline revenues declined 4.3 percent, the company’s smallest quarterly decline in this segment over the past year. Sequentially, versus the third quarter of 2006, wireline revenues declined 0.7 percent. Approximately 63 percent of the year-over-year decline and more than 100 percent of the sequential decline came from the former AT&T Corp. national mass markets category, primarily standalone long distance and local bundled services, where AT&T Corp. discontinued proactive marketing in 2004.

Beyond the national mass markets category, fourth-quarter wireline revenues declined 1.8 percent versus the year earlier quarter and were up slightly sequentially. These trends reflect continued growth in regional revenues and moderating declines in enterprise along with expected declines in wholesale, where recent shifts of traffic by major consolidated carriers to their own networks affected comparisons.

AT&T Inc. 4Q 2006 Earnings – Page 5

Wireline fourth-quarter customer highlights include:

▪

Solid Regional Business Growth. AT&T's regional business revenues increased 7.5 percent versus pro forma results for the year-earlier quarter, marking their strongest growth in more than a year. Results included 17.8 percent growth in data revenues along with continued growth in traditional access lines and voice revenues. Small/medium regional business revenues grew at a double-digit pace for the second consecutive quarter.

▪

Improving Enterprise Trends. Enterprise revenues posted their smallest decline since the AT&T Corp. merger – 3.7 percent versus pro forma results for the year-earlier quarter. This compares with declines of 5.1 percent in the third quarter of 2006 and 7.3 percent in the preceding quarter. Excluding results from acquired and divested businesses and CPE revenues, enterprise revenues declined 3.9 percent in the fourth quarter, compared with declines of 4.4 percent in the third quarter of 2006 and 5.9 percent in the preceding quarter. Improved enterprise trends were driven by strong growth in revenues from IP data services along with continued solid demand and revenue growth in data transport services.

▪

Stable Consumer Revenues. Regional consumer revenues were up 0.1 percent versus pro forma results for the year-earlier quarter, reflecting a 259,000 increase in consumer connections over the past year to 33.2 million. Consumer connections combine retail access lines, high speed Internet and video connections. Traditional primary consumer lines declined by 227,000 in the fourth quarter, reflecting continued competition. This compares with declines of 242,000 in the third quarter of 2006 and 129,000 in the fourth quarter of 2005. Additional lines declined by 105,000 in the fourth quarter, consistent with results over the past several quarters, reflecting migration from dial-up Internet access to high speed service.

▪

Broadband and Video Progress. AT&T’s high-speed Internet connections – including DSL, AT&T U-verseSM high speed Internet and satellite broadband services – increased by 383,000 in the fourth quarter to 8.5 million, up 1.6 million, or 23.4 percent, over the past year. High speed Internet penetration of consumer primary lines reached 33.3 percent at the end of the fourth quarter, up from 25.5 percent a year earlier and 17.7 percent at the end of 2004. Video

AT&T Inc. 4Q 2006 Earnings – Page 6

connections – AT&T | DISH Network satellite television and AT&T U-verse service – increased by 49,000 to reach 635,000 in service. AT&T U-verse services are now launched in parts of 11 markets in Texas, California, Indiana and Connecticut.

Wireline revenue comparisons reflect the movement of certain accounts during the quarter between customer categories, resulting in reclassified revenues between those categories for the current and past quarters. These movements correspond with changes in how the company serves customers as it continues to integrate operations. The changes affect previously reported revenues and trends in several customer categories. Total quarterly wireline revenues and product revenues were not affected by the changes. Financial data that include the changes are on the Investor Relations page of AT&T's Web site under the heading "Financial & Operational Results."

Wireless

In the fourth quarter of 2006, AT&T’s wireless operations delivered their best-ever net gain in subscribers, double-digit percentage service revenue growth, and substantial margin expansion.

Total subscribers increased by 2.4 million in the quarter, compared with net adds of 1.8 million in the year-earlier fourth quarter and 1.4 million in the third quarter of 2006. At the end of 2006, AT&T’s total wireless subscribers in service reached 61.0 million, an increase of 6.8 million over the past year. Retail net adds in the fourth quarter totaled 1.6 million, also a record for the company, representing nearly 70 percent of total net adds.

Fourth-quarter gross subscriber additions totaled 5.5 million, up from 5.1 million in the year-earlier quarter and 4.6 million in the third quarter of 2006.

Subscriber churn levels remained low, driven by strengthened network performance. In the fourth quarter, average monthly subscriber churn was 1.8 percent overall, down 30 basis points versus the year-earlier quarter and flat sequentially. Postpaid churn was 1.5 percent, down 40 basis points versus the year-earlier quarter and flat sequentially. These churn improvements were achieved despite the ongoing migration of TDMA subscribers to the company’s more advanced GSM network and the continued transition of multiple prepaid systems to the company’s newer platform.

AT&T Inc. 4Q 2006 Earnings – Page 7

Driven by subscriber gains and strong growth in data revenues, AT&T’s wireless revenues grew to $9.8 billion in the fourth quarter, up 10.2 percent versus the year-earlier quarter. Service revenues, which exclude revenues from sales of handsets and accessories, grew 13.1 percent versus the year-earlier quarter to $8.8 billion.

Wireless service ARPU (average revenues per user) posted year-over-year growth for the second consecutive quarter. Total ARPU in the fourth quarter was $49.29, up 0.9 percent versus the year-earlier quarter.

AT&T’s continued robust growth in wireless data services was a major contributor to ARPU growth. Data revenues increased 68.6 percent to $1.3 billion in the fourth quarter, and data ARPU was $7.19, up $2.48, or 52.7 percent, versus the year-earlier fourth quarter and up $0.87, or 13.8 percent, sequentially.

This accelerated data growth was spurred by increased messaging, browsing, downloads, media bundles, laptop connectivity, smart phone connectivity, and enterprise vertical market solutions. In the fourth quarter, AT&T’s wireless operations had 32 million active data customers and delivered nearly 180 million multimedia messages along with 12 billion text messages.

The advanced capabilities and high speeds available with AT&T’s new 3G UMTS/HSDPA network are also beginning to add to data usage and revenue growth. Through this network, which offers mobile wireless broadband connections averaging 400–700 kilobits per second, AT&T now provides 3G wireless service in 165 cities including 73 of the top 100 markets. Aggressive deployment is continuing in 2007.

Despite robust gross customer additions and typical fourth-quarter seasonality, AT&T’s wireless operations delivered strong operating income and margins in the fourth quarter, as the company continued solid progress in its merger integration projects.

On a reported basis, fourth-quarter operating expenses for wireless totaled $8.4 billion, up 1.5 percent from the fourth quarter of 2005. Before merger-related costs, operating expenses were $7.9 billion, up 4.5 percent versus comparable results in the year-earlier quarter.

Reported operating income for the fourth quarter was $1.3 billion, up from $549 million in the year-earlier quarter. Before merger-related costs, operating income

AT&T Inc. 4Q 2006 Earnings – Page 8

was $1.8 billion, up 44.4 percent from a comparable $1.3 billion in the year-earlier fourth quarter.

On a reported basis, the fourth-quarter 2006 operating income margin for

AT&T’s wireless operations was 13.6 percent, up from 6.2 percent in the year-earlier quarter. Before merger-related costs, AT&T’s wireless operating income margin was 18.9 percent, up from 14.4 percent in the fourth quarter of 2005.

AT&T’s reported wireless OIBDA service margin expanded 380 basis points versus the fourth quarter of 2005 to 33.1 percent. Before merger-related costs, AT&T’s fourth-quarter wireless OIBDA service margin was 34.4 percent, up 340 basis points versus comparable results in the year-earlier quarter. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

BellSouth Results

On Dec. 29, 2006, AT&T completed its acquisition of BellSouth Corporation. Therefore, BellSouth results and 100 percent of Cingular results for the final two days of the year are included in AT&T’s fourth-quarter 2006 consolidated revenues and expenses. On AT&T’s fourth-quarter Statement of Segment Income, BellSouth’s results for those two days are included in the Other segment.

To assist investors in tracking business trends, AT&T is furnishing, separate from AT&T reported results, BellSouth Corporation key financial measures through Dec. 31, 2006, consistent with BellSouth’s previously reported quarters prior to its merger with AT&T. Accordingly, all amounts in this section are adjusted to include results for the last two days of 2006.

BellSouth’s key financial measures are also adjusted to include the company’s 40 percent proportionate share of Cingular’s revenues and expenses. They exclude the impact of significant nonoperational or nonrecurring items such as wireless merger integration costs, wireless merger intangible amortization and AT&T merger costs. In the fourth quarter of 2006, these costs totaled $309 million or $0.12 per diluted share. Adjusted earnings per share are calculated based on BellSouth’s weighted average common shares outstanding as of the closing date.

AT&T Inc. 4Q 2006 Earnings – Page 9

BellSouth’s fourth-quarter adjusted earnings per share totaled 68 cents, up 28.3 percent versus the fourth quarter of 2005. Revenues increased 4.6 percent year over year to $9.1 billion. Operating income grew to $2.2 billion, representing a 24.6 percent operating margin. Net income grew 29.3 percent to $1.2 billion versus the fourth quarter of 2005.

In the fourth quarter of 2006, operating free cash flow (defined as net cash provided by operating activities less capital expenditures) was $1.2 billion.

In the fourth quarter of 2006, the BellSouth Communications Group’s revenues held steady at $4.7 billion, and its operating income margin was 25.7 percent, up from 21.9 percent in the year-earlier quarter. Network data revenues were $1.3 billion, up 5.8 percent versus the fourth quarter of 2005. During the fourth quarter of 2006, BellSouth had a net gain in DSL connections of 183,000, to reach a total of more than 3.6 million. BellSouth’s rate of year-over-year total access line decline slowed for the second consecutive quarter primarily due to moderating retail residential line losses. As of Dec. 31, 2006, total access lines were 18.8 million, down 6.4 percent year over year.

Highlights of BellSouth’s fourth-quarter 2006 results are on the AT&T Web site at www.att.com/investor.relations.

AT&T Outlook

Based on 2006 progress at AT&T, BellSouth and Cingular — and operational initiatives for the combined company — AT&T has reaffirmed and updated its outlook for 2007 and 2008.

▪	AT&T continues to expect to deliver double-digit percentage growth in earnings per share, adjusted to exclude merger-related costs and one-time items, in 2007 and 2008.
▪

AT&T also has reaffirmed its free cash flow outlook, with free cash flow after dividends expected to grow to the $4 billion to $5 billion range in 2007 and to $6 billion or more in 2008. (Free cash flow after dividends is cash from operations less capital expenditures and dividends.)

▪

In 2006, AT&T realized $1.1 billion in total synergies from the SBC/AT&T Corp. merger, versus its January 2006 outlook of $600 million to $800 million in synergies. AT&T now expects that total SBC/AT&T Corp. merger synergies will

AT&T Inc. 4Q 2006 Earnings – Page 10

be at the high end of ranges provided in January of 2006 — $2.0 billion to $2.4 billion in 2007 and $2.7 billion to $3.0 billion in 2008.

▪

Synergies from the BellSouth merger are now expected to be higher and realized earlier than in the company’s prior projections. AT&T now expects total synergies to be $0.8 billion to $1.2 billion in 2007, up from its earlier expectation of $0.5 billion to $0.8 billion. In 2008, total synergies are now expected to reach $2.6 billion to $3.0 billion, compared with an earlier view of $1.9 billion to $2.4 billion. In 2009, total BellSouth merger synergies are expected to be in the $3.3 billion to $3.8 billion range, up from an earlier projection of $2.6 billion to $3.1 billion. AT&T’s estimate of the net present value of the synergies is now approximately $22 billion, up from its earlier estimate of approximately $18 billion.

▪

AT&T now expects the BellSouth merger to be modestly accretive to full-year 2007 adjusted earnings per share versus its earlier view of a neutral impact, primarily reflecting reduced noncash depreciation expenses due to opening balance sheet adjustments.

▪

AT&T continues to expect a return to growth in consolidated revenues in 2007, versus pro forma results for 2006, with a continued ramp in 2008 and 2009. This outlook includes wireless service revenue growth in the low double-digit percentage range in 2007, a return to enterprise revenue growth during 2008, and contributions from AT&T U-verse services.

▪

AT&T expects its adjusted consolidated operating income margin in 2007 to be in the 21 percent to 23 percent range. AT&T expects that its wireless OIBDA service margin will be in the high 30 percent range for the full year 2007 and above 40 percent for the full year 2008.

▪

In 2006, AT&T’s U-verse deployment reduced full-year earnings per share by $0.06. For the full year 2007, exclusive of any deployment in the former BellSouth region, AT&T’s outlook anticipates additional dilution from its U-verse deployment of approximately $0.03 to $0.05 per share above 2006 levels, for a total impact of $0.09 to $0.11 per share.

▪	AT&T expects that its capital expenditures will be in the mid teens as a percentage of total revenues in both 2007 and 2008.

AT&T Inc. 4Q 2006 Earnings – Page 11

▪

AT&T’s plan to complete its $10 billion share repurchase in 2007 is unchanged. In March of 2006, when the BellSouth merger was announced, AT&T said it planned to buy back $10 billion of its common shares by the end of 2007, with $2 billion to $3 billion of the repurchases occurring during 2006. During the fourth quarter, AT&T repurchased 39 million of its shares for $1.3 billion, bringing its 2006 buyback total to $2.7 billion.

This AT&T release and other news announcements are available as part of an RSS feed at www.att.com/rss.

About AT&T

AT&T Inc. is a premier communications holding company in the United States and around the world, with operating subsidiaries providing services under the AT&T brand. AT&T is the recognized world leader in providing IP-based communications services to businesses and the U.S. leader in providing wireless, high speed Internet access, local and long distance voice, and directory publishing and advertising through its Yellow Pages and YELLOWPAGES.COM organizations. As part of its three-screen integration strategy, AT&T is expanding video entertainment offerings to include such next-generation television services as AT&T U-verseSM TV. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at www.att.com.

© 2007 AT&T Knowledge Ventures. All rights reserved. AT&T is a registered trademark of AT&T Knowledge Ventures. Subsidiaries and affiliates of AT&T Inc. provide products and services under the AT&T brand. For more information, please review this announcement in the AT&T newsroom at www.att.com/newsroom.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations.

Accompanying financial statements follow. Previously released 2005 Pro Forma comparisons are available on AT&T's Investor Relations Web site at www.att.com/investor.relations.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income

AT&T Inc. 4Q 2006 Earnings – Page 12

taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.